Exhibit 4.42

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

FIRST AMENDMENT TO THE AGREEMENT NUMBER 051-I-06

FIRST AMENDMENT TO THE INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT THROUGH THE MEXICAN SATELLITE SYSTEM No. 051-I-06, ENTERED BY AND BETWEEN SATÉLITES MEXICANOS, S.A. DE C. V., HEREINAFTER REFERRED TO AS “SATMEX”, REPRESENTED BY RAUL ENRIQUE CISNEROS MATUSITA, ITS CEO, AND, TELMEX PERÚ, S.A., HEREINAFTER REFERRED TO AS THE “CLIENT”, REPRESENTED BY ITS GENERAL MANAGER,  MAURICIO ESCOBEDO VÁZQUEZ AND ITS LEGAL ADVISOR, ROSA VIRGINIA NAKAGAWA MORALES, AS LEGAL REPRESENTATIVES, ACCORDING TO THE FOLLOWING:

WHEREAS

1.-                    On June 8, 2006, SATMEX and the CLIENT executed the International Satellite Signal Conduction Agreement Number 051-I-06, for an initial mínimum bandwidth of [***] MHz, [***] band, in the [***] and [***] satellites (hereinafter referred to as the “Agreement”).

2.-                    In accordance to the provisions of the first clause of the Agreement, SATMEX and the CLIENT have executed various Satellite Capacity Annexes, in order to increase satellite capacity contracted.

3.-                    By virtue of the execution of the satellite capacity annexes  that is referenced in the second recital of this First Amendment, the total capacity contracted between the parties amounts [***] Megahertz, in accordance with the satellite capacity annex 9 executed by the parties on August 1, 2007.

R E P R E S E N T A T I O N S

I.-                      CLIENT, through its legal represatives, represents that:

I.1                   Ratifies the authority exhibited in the Agreement, as well as the Representations contained in it.

II.            SATMEX, through its CEO, represents that:

II.1              Ratifies the Representations contained in paragraphs II.1 and II.3 a la II.5 of the Agreement.

II.2              Raúl Enrique Cisneros Matusita, CEO, is entitled to subscribe this First Amendment, according to the public deed number 37,786, dated December 7, 2006, granted before Erik Namur Campesino, Public Notary No. 94 of the Federal District, registered under the commercial folio mentioned in the previous paragraph.

III.          SATMEX and the CLIENT, jointly referred to as the Parties, represent that:

III.1         They mutually recognize their respective authorities exhibited in this First Amendment (“the Amendment”), in the terms and conditions herein established.

III.2         There are no pending debts in connection with the provision of the Service as per the terms of the Agreement from June 8, 2006 to October 1, 2007.

NOW THEREFORE, in consideration of the foregoing and the mutual commitments and covenants contained in this Amendment, the Parties hereby agree as follows:

CONFIDENTIAL

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

C L A U S E S

FIRST.- The Parties agree to amend the First clause of the Agreement, “Purpose of the Service”, to add the following sentence:

“The Parties agree that the minimum Broad Band to be used in connection with this Agreement is of [***] MHz”.

SECOND.- The parties agree to modify the first and second paragraphs of the Eight clause of the Agreement, “Payment”, to read as follows:

[***]

The Parties agree that except for the modification made in the first and second paragraphs of the Eight clause of the Agreement, the rest of such clause remains the same.

THIRD.- The Parties agree that if a dispute arises with respect to the compliance, content, interpretation and scope of the obligations contained in this First Amendment, the parties voluntarily submit to the jurisdiction provided for in the Twentieth clause of the Agreement.

FOURTH.- SATMEX and the CLIENT agree that, except for the terms modified in this Amendment, all other terms and conditions set forth in the Agreement and its amendments, remain valid, in the terms in which they were agreed.

This Amendment is executed in two counterparts, one copy remaining in possession of each party, in Mexico City, on October 1, 2007.

THE CLIENT	SATMEX

/s/ MAURICIO ESCOBEDO VÁZQUEZ	/s/ RAUL ENRIQUE CISNEROS MATUSITA
MAURICIO ESCOBEDO VÁZQUEZ	RAUL ENRIQUE CISNEROS MATUSITA
GENERAL MANAGER	CEO

/s/ ROSA VIRGINIA NAKAGAWA MORALES
ROSA VIRGINIA NAKAGAWA MORALES
LEGAL ADVISOR

EXECUTION PAGE OF THE FIRST AMENDMENT TO THE INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT  No. 051-I -06, ENTERED BY AND BETWEEN SATÉLITES MEXICANOS, S. A. DE C. V. AND TELMEX PERÚ, S.A.

BNF

CLIENT’S INITIALS